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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 28, 2001

                                  ALLOY, INC.
            (Exact name of registrant as specified in its charter)

                                   000-26023
                                  (Commission
                                 File Number)

          Delaware                                          04-3310676
        (State or other                                    (IRS Employer
        jurisdiction of                                Identification No.)
        incorporation)

                        151 WEST 26TH STREET, 11TH FLOOR
                               NEW YORK, NY 10001

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 244-4307
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ITEM 2.  ACQUISITION

On September 28, 2001 (the "Closing Date"), Alloy, Inc. ("Alloy") closed an acquisition of all of the outstanding capital stock of Dan's Competition, Inc. (the "Company"), an Indiana corporation with a principal place of business in Mt. Vernon, Indiana. The acquisition was effected in accordance with the terms of an Agreement and Plan of Reorganization dated as of September 28, 2001 (the "Reorganization Agreement") by and among Alloy, Alloy Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Alloy ("Acquisition Sub"), the Company, Daniel E. Duckworth and Dianna J. Duckworth, the stockholders of the Company (the "Stockholders"). Pursuant to the Reorganization Agreement, the Company was merged with and into Acquisition Sub (the "Merger"), with Acquisition Sub surviving the Merger as the surviving corporation.

As consideration for the Merger, Alloy delivered to the Stockholders: (i) an aggregate of 2,081,037 shares (the "Merger Shares") of Alloy's common stock, $.01 par value per share (the "Alloy Common Stock"); (ii) an aggregate of eleven million dollars ($11,000,000) in cash; and (iii) two contingent promissory notes (the "Notes"), which Notes will be payable, if at all, commencing on the date which is thirteen months after the Closing Date. The maximum aggregate principal amount of the Notes is $12,000,000, which amount will be reduced over the twelve-month period beginning on the date that is one month after the Closing Date based on the average closing prices of Alloy Common Stock and the proceeds of any sales of the Merger Shares over such twelve-month period. The Notes will have no value if the aggregate sale proceeds from the sale of Merger Shares over such twelve-month period equal or exceed $12,000,000 or, if the average closing price for Alloy Common Stock, as determined in accordance with the terms of the Notes, is at least $8.10 per share for each of the twelve months over such twelve-month period.

Incorporated in 1996, the Company was a direct marketer to teenage boys and a distribution brand in the action sports market. Through a convergence marketing model that included the Company's print catalog and Web site (www.danscomp.com), the Company developed a database of Generation Y customers. The Company sold a complete line of BMX-style bicycles, parts, safety equipment, apparel and accessories from brands including Huffy, Hoffman and Free Agent bikes and Etnies, Split and DC apparel and footwear.

The description of the transaction contained herein is qualified in its entirety by reference to the Reorganization Agreement (Exhibit 2.1), the Notes (Exhibits
4.1 and 4.2) and the Investment Representation Agreement and Lockup Agreement (Exhibit 99.1), each of which is incorporated by reference.

This report may contain forward-looking statements that involve risks and uncertainties, including statements regarding Alloy's expectations and beliefs regarding its future results or performance. Alloy's actual results could differ materially from those projected in the forward-looking statements. For a discussion of factors that might cause or contribute to such differences, see the Risk Factors section of Alloy's annual report on Form 10-K for the year ended January 31, 2001 which is on file with the Securities and Exchange Commission. Alloy does not intend to update any of the forward-looking statements after the date of this report to conform these statements to actual results or to changes in management's expectations, except as required by law.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

       (a) Financial statements of business acquired.

       Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than December 12, 2001.

       (b) Pro forma financial information.

       Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available but no later than December 12, 2001.

       (c) Exhibits.

                    2.1 Agreement and Plan of Reorganization, dated as of September 28, 2001, by and among Alloy, Inc., Alloy Acquisition Sub, Inc., Dan's Competition, Inc., Daniel
                         E. Duckworth and Dianna J. Duckworth.

                    4.1 Demand Note, dated as of September 28, 2001, by and among Alloy, Inc. and Daniel E. Duckworth.

                    4.2 Demand Note, dated as of September 28, 2001, by and among Alloy, Inc. and Dianna J. Duckworth.

                   99.1 Investment Representation and Lockup Agreement, dated as of September 28, 2001, by and among Alloy, Inc., Daniel E. Duckworth and Dianna J. Duckworth.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 15, 2001     ALLOY, INC.
                              (Registrant)

                              By: /s/ Matthew C. Diamond
                              --------------------------

                                  Matthew C. Diamond
                                  Chief Executive Officer
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                                 EXHIBIT INDEX

     2.1 Agreement and Plan of Reorganization, dated as of September 28, 2001, by and among Alloy, Inc., Alloy Acquisition Sub, Inc., Dan's Competition, Inc., Daniel E. Duckworth and Dianna J. Duckworth.

     4.1 Demand Note, dated as of September 28, 2001, by and among Alloy, Inc. and Daniel E. Duckworth.

     4.2 Demand Note, dated as of September 28, 2001, by and among Alloy, Inc. and Dianna J. Duckworth.

     99.1 Investment Representation and Lockup Agreement, dated as of September 28, 2001, by and among Alloy, Inc., Daniel E. Duckworth and Dianna J. Duckworth.